EXHIBIT 23.9


        CONSENT OF KPMG AUDITORES INDEPENDENTES, INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ECI Telecom Ltd. Employee Share Incentive Plan 2002 of our report dated January 28, 2002, with respect to the financial statements and schedule of ECI Telecom Ltd. included in ECI Telecom Ltd.'s annual report on Form 20-F for the year ended December 31, 2001, filed with the Securities and Exchange Commission on June 28, 2002.

February 28, 2003

/s/ Jeremy Taylor
KPMG Auditores Independentes
Jeremy Taylor
Partner